SHARE EXCHANGE AGREEMENT


THIS AGREEMENT is dated for reference the 31st day of December, 1998 but actually entered into the 28th day of December, 1998.


BETWEEN:

LANDSTAR, INC., a company duly incorporated under the laws of Nevada, and having an office located at 5505
N. Indian Trail, Tucson, Arizona 85750

(hereinafter called the "Purchaser")

	OF THE FIRST PART

AND:

REBOUND RUBBER CORP., a corporation duly incorporated pursuant to the laws of the Province of Alberta and having an office located at 600 - 3795 Carey Rd., Victoria, British Columbia;

(hereinafter called the "Company")

	OF THE SECOND PART

AND:

ALL OF THE SHAREHOLDERS OF REBOUND RUBBER CORP., as listed in Schedule "A" hereto,

(hereinafter called the "Vendors")

	OF THE THIRD PART

WHEREAS:


A.		The Vendors are the beneficial and recorded
owners of all the shares issued and outstanding in the capital of the Company (collectively referred to as the "Shares");

B.		The Company is involved with the development
of a proprietary technology for the reactivation of rubber
(the "Technology") and has obtained certain exclusive rights to the use and development of the Technology.

C.		The Purchaser is desirous of furthering the
development efforts of the Company to implement the commercial application of the technology and in providing the necessary funding to complete such project;


D.		Based upon the representations and warranties
set forth herein, the Purchaser has agreed to purchase from the Vendors, on the terms and conditions set forth herein, the Shares in consideration of the allotment and issuance of fully paid and non-assessable common shares without par value in the capital of the Purchaser (the "Payment Shares") as herein provided for;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of these premises and of the respective warranties, representations, covenants and agreements contained herein, the parties hereto covenant and agree as follows:


	ARTICLE 1

	INTERPRETATION AND DEFINITIONS

1.1		Definitions

For all purposes of this Agreement:

(a)	"Closing Date" means the date of the Closing referred
to in Article 6.1 hereof;

(b)	"Commission" means the Securities and Exchange Commission
of the United States or the ASEC@;

(c)	"Company" means REBOUND RUBBER CORP.;

(d)	"Exchange" means the NASDAQ Over-the-Counter Bulletin
Board quote system;

(e)	"Purchase Price" means, in the aggregate, the issuance
of the Payment Shares;

(f)	"Payment Shares" means, in the aggregate, 14,724,100
common shares without par value in the capital of the Purchaser, or such lesser number of shares as the Regulatory Authorities may approve and as are agreed to by the parties hereto, to be allotted and issued to the Vendors in exchange for the Purchased Shares at a deemed price of Twenty Five cents ($0.25) per share in accordance with Schedule "A" hereto;

(g)	"Purchased Shares" means in relation to the Vendors, One
Hundred percent (100%) of the Shares registered to and/or beneficially owned by the Vendors (see Schedule "A");

(h)	"Purchaser" means Landstar, Inc.

(i)	"Regulatory Authorities" means the Exchange, Commission,
and the Superintendent of Brokers;

(j)	"Securities Act" means the Securities Act of 1933 and the
rules promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 and the Rules promulgated under the Securities Exchange Act of 1934;

(k)	"Shares" means all, and not less than all, of the issued
and outstanding shares in the capital of the Company being FOURTEEN MILLION SEVEN HUNDRED and TWENTY FOUR THOUSAND ONE HUNDRED (14,724,100) common shares without par value and any shares of the Company which may result as a consequence of the conversion of any outstanding convertible debt security instruments or otherwise;

(l)	"Vendors" means all of the shareholders of the Company
and "Vendor" means any one of them.

1.2		Interpretation

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	"this Agreement" means this Agreement and all Schedules
attached hereto;

(b)	any reference in this Agreement to a designated "Article",
"Section", "Schedule" or other subdivision refers to the designated Article, Section, Schedule or other subdivision of this Agreement;

(c)	the words "herein" and "hereunder" and other words of
similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

(d)	the word "including", when following any general
statement term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such work or to similar items or matters, whether or not non-limited language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(e)	any reference to a statute includes and, unless
otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation; and

(f)	words importing the masculine gender include the
feminine or neuter gender and words in the singular include the plural, and vice versa.

1.3		Schedules

The following are the Schedules to this Agreement, and are incorporated herein by reference:

Schedule "A":	List of Vendors, Purchased Shares and Payment
Shares


	ARTICLE 2

	REPRESENTATIONS, WARRANTIES AND COVENANTS
	OF THE COMPANY AND VENDORS

2.1		Representations and Warranties

The Vendors and the Company represent and warrant to the Purchaser, as continuing representations and warranties which are true and correct on the date hereof or, if any such representation and warranty is expressed to be made and given in respect of a particular date other than the date hereto, then such representation and warranty shall be true and correct on such date, and all representations and warranties herein shall be true and correct on each day thereafter to and including the Closing Date with the same effect as if made and given on and as of each such day, that to the best of their knowledge, information and belief:

(a)	the Company is duly incorporated, validly existing and
in good standing under the laws of the Alberta, Canada and in each other jurisdiction in which it carries on business or holds assets and has the necessary corporate capacity to carry on the business which it now carries on in such jurisdiction and to hold the assets which it now holds;

(b)	the authorized capital of the Company consists of
100,000,000 common shares without par value, of which a total of 14,724,100 Common shares have been validly issued and are outstanding and are fully paid and non-assessable;

(c)	other than as previously disclosed and as set out in the
financial statements and the record book of the Company no person or company has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any shares in its capital or to convert any securities of the Company or of any other company into shares in its capital;

(d)	the Vendors are the beneficial and recorded owners of all
of the issued shares in the authorized capital of the Company which Shares are free and clear of any actual, pending, or threatened liens, charges, claims, options, set-offs, encumbrances, voting agreements, voting trusts, escrow restrictions or other limitations or restrictions of any nature whatsoever except as expressly disclosed herein; each of the Shares has been validly issued and is outstanding and fully paid and non-assessable, no person or company, has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of such Shares;

(e)	the Directors of the Company are as follows:

Name					Office
-------------			-----------------
D. Elroy Fimrite 			Director/President
Glenn Rozon  			Director
Dr. F. Kui Lim Lu			Director

(f)	the corporate records of the Company, as required to
be maintained by the Company under its act of incorporation, are accurate, complete and up-to-date in all material respects and all material transactions of the Company have been promptly and properly recorded in its books or filed with its records;

(g)	the Company does not have any liability, due or accruing,
contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company, other than as previously disclosed to the Purchaser;

(h)	the Company has good and marketable title to all of its
assets and such assets are free and clear of any encumbrances, financial or otherwise; other than as previously disclosed to the Purchaser;

(i)	the Company holds all permits, licenses, consents and
authorities issued by any government or governmental authority which are necessary in connection with the operation of its business and the ownership of its properties and assets;

(j)	the Company has filed all necessary tax returns in all
jurisdictions required to be filed by the Company, all returns affecting workers' compensation with the appropriate agency, corporation capital tax returns, if required, and any other material reports and information required to be filed by the Company with any governmental authority; the Company has paid all income, sales and capital taxes payable by it; the Company has withheld and remitted to tax collection authorities such taxes as are required by law to be withheld and remitted; the Company has paid all installments of corporate taxes due and payable, and there is not presently outstanding any notice of re-assessment from any applicable tax collecting authority;

(k)	the Company has not declared or paid any dividends of
any kind or declared or made any other distributions of any kind whatsoever including, without limitation, by way of redemption, repurchase or reduction of its authorized capital;

(l)	there exists no material adverse condition with respect
to the financial condition and position of the Company and no damage, loss destruction or other change in circumstances materially affecting the business, property or assets of the Company or its right or capacity to carry on business since the date of the letter of intent;

(m)	the Company has not engaged in any transaction or made
any disbursement or assumed or incurred any liability or obligation or made any commitment, including, without limitation, any forward purchase commitment or similar obligation, to make any expenditure which would materially affect its operations, property, assets or financial condition except any commitments incurred in the course of its normal and ordinary day to day business;


(n)	the Company has not purchased, leased or acquired, or
agreed to purchase, lease or acquire, any additional property or assets and has not sold, transferred, disposed, mortgaged, pledged, charged, leased or otherwise encumbered, or agreed to sell, transfer, dispose of, mortgage, pledge, charge, lease or otherwise encumber, any of its property or assets other than those acquired by it, or sold, disposed of or encumbered by it in the course of its normal and ordinary day to day business;

(o)	the Company has not waived or surrendered any right of
substantial value and has not made any gift of money or of any of its property or assets;

(p)	the Company has carried on its business in the normal
course;

(q)	the Company does not have outstanding any material
continuing contractual obligations whatsoever relating to or affecting the conduct of its business or any of its property or assets or for the purchase, sale or leasing of any property other than those contracts entered into by it in the course of its normal and ordinary day to day business;

(r)	except as previously disclosed, there are no management
contracts or consulting contracts to which the Company is a party or by which it is bound other than as provided for herein, no amount is payable or has been agreed to be paid by the Company to any persons as remuneration, pension, bonus, share of profits or other similar benefit and no director, officer or member, or former director, officer or member, of the Company, nor any associate or affiliate of any such person, has any claim of any nature against, or is indebted to, the Company;

(s)	the Company is not in default under or in breach of, or
would, after notice or lapse of time or both, be in default under any contract, agreement, indenture or other instrument to which it is a party or by which it is bound nor will the consummation of the transactions contemplated hereby conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of the Company under its constating documents, any contract, agreement indenture or other instrument to which it is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority, and all such contracts, agreements, indentures, or other instruments are in good standing and the Company is entitled to all benefits thereunder;

(t)	the Vendors have the full and absolute right, power and
authority to enter into this Agreement on the terms and subject to the conditions herein set forth, to carry out the transactions contemplated hereby and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser;

(u)	the Vendors have no information or knowledge of any facts
pertaining to the Company which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transactions contemplated hereby;

(v)	there are no actions, suits, proceedings or investigations
pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, at law or in equity, before or by any Court, administrative agency or any governmental authority;

(w)	that no change will occur in the constating documents or
Articles of the Company from the date hereof to the Closing Date;
and

2.2		Covenants of Vendors

The Vendors covenant and agree with the Purchaser that:

(a)	the Vendors will cause the Company to take all actions
required under its constating documents to approve the transfer of the Shares by the Vendors to the Purchaser as contemplated by this Agreement;

(b)	the Vendors will cause the Company, at all reasonable
times prior to the Closing Date, to provide the Purchaser with full access to such records of the Company and to furnish the Purchaser with such information with respect thereto and with respect to any other matters pertaining to the Company as the Purchaser may reasonably require; provided that any information which the Purchaser and its directors and officers has received pursuant to this subparagraph is confidential and will not be released to any other party or parties nor will it be used by the Purchaser or its directors or officers for their own benefit without the permission of the Vendors. Without limiting the generality of the foregoing, the Vendors agree to provide certified true copies of all material contracts which remain in effect as of the date of this Agreement or which are to take effect after the date of this Agreement;

(c)	the Vendor and the Company will, both before and after
the Closing Date, execute and do all such further deeds, acts, things and assurances as may be required in the reasonable opinion of the Purchaser's counsel for more perfectly consummating the transactions contemplated herein and will use their best efforts to ensure a smooth transition of control and management of the Company to the Purchaser;

2.3		Covenants of the Company

The Company covenants and agrees with the Purchaser that it will not, prior to the Closing Date, except with the prior written consent of the Purchaser:

(a)	make any employment contracts or other arrangements with
any officers, agents, servants or employees of the Company;

(b)	make or assume any commitment, obligation or liability
which is outside of the usual and ordinary course of the business of the Company and for the purpose of carrying on the same, but the Company will operate its properties and carry on its business as heretofore and will maintain all of its properties, rights and assets in good order and repair;

(c)	declare or pay any dividends or make any other distributions or appropriations of profits or capital;

(d)	create or assume any indebtedness other than in the ordinary course of business or guarantee the obligations of any third party;
 or

(e)	sell or otherwise in any way alienate or dispose of or
encumber any of its assets.



2.4		Accuracy

The Company and the Vendors, jointly and severally, warrant and represent that to the best of their knowledge, information and belief, all of the representations, warranties and covenants made by the Company and the Vendors in Article 2.1 are true and correct as such apply to the Company.

	ARTICLE 3

	REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

3.1	Purchaser's Representations and Warranties

The Purchaser represents and warrants to the Vendors, and each of them as continuing representations and warranties which are true and correct on the date hereof or, if any such representation and warranty is expressed to be made and given in respect of a particular date other than the date hereof, then such representation and warranty shall be true and correct on such date, and all representations and warranties herein shall be true and correct on each day thereafter to and including the Closing Date with the same effect as if made and given on and as of each such day, that:

(a)	the Purchaser is a company duly incorporated, validly
existing and in good standing under the laws of the State of Nevada and has the necessary corporate capacity and is fully qualified in the State of Nevada and each other jurisdiction in which it carries on business or holds assets to carry on the business which it now carries on and to hold the assets which it now holds;

(b)	as of the date of the Closing of this Agreement, the
authorized capital of the Purchaser will consist of 100,000,000 common shares without par value, of which 2,600,000 shares will have been validly issued and will be outstanding as fully paid and non-assessable subject always to Article 3.1(c) hereof;

(c)	other than as previously disclosed no person or company
has or will have any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option:

i)	to require the Purchaser to issue any share in its capital
or to convert any securities of the Purchaser of any other company into shares in its capital;

ii)	for the issue or allotment of any of its authorized but
unissued Purchaser's Common Shares; or

iii)	to require the Purchaser to purchase, redeem or otherwise
acquire any of its issued and outstanding Purchaser's common shares; other than as provided hereafter:

a)	14,724,100 shares to be issued pursuant to this Agreement;

b)	950,000 shares to be issued pursuant to finder=s fees to be
paid in connection with the transaction contemplated hereby; and

c)	6,000,000 shares to be allocated for issuance to holders of
convertible securities in the capital of the Company.

(d)	the directors and officers of the Purchaser as of the date
hereof are as follows:

Name						Position
--------------				-------------------
Robyn Durling 				President/Director
Michael Rogge				Director

(e)	the Purchaser holds all permits, licenses, consents and
authorities issued by any government or governmental authority which are necessary in connection with the operation of its business and of the ownership of its business and of the ownership of its properties and assets;

(f)	the Purchaser has filed all necessary federal and State
tax returns and any other reports and information required to be filed by the Purchaser with any governmental authority; the Purchaser has paid all federal, State and foreign income, sales and capital taxes payable by it; the Purchaser has withheld and remitted the appropriate taxes to the Internal Revenue Service;
the Purchaser has paid all installments of corporate taxes due and payable, and there is not presently outstanding any notice of re-assessment from the Internal Revenue Service or any applicable tax collecting authority;

(g)	the Purchaser has not declared or paid any dividends of
any kind nor declared nor made any other distributions or any kind whatsoever including, without limitation, by way of redemption or repurchase of the Purchaser's Common Shares or reduction of capital;

(h)	there has been no material adverse change in the
financial condition and position of the Purchaser and no damage, loss destruction or other change in circumstances materially affecting the business, property or assets of the Purchaser or its right or capacity to carry on business since the date of the Financial Statements of the Purchaser;

(i)	the Purchaser has not engaged in any transaction or made
any disbursement or assumed or incurred any liability or obligation or made any commitment, including, without limitation, any forward purchase commitment or similar obligation, to make any expenditure which would materially adversely affect its operations, property; assets or financial condition;

(j)	the Purchaser has not purchased, leased or acquired or
agreed to purchase, lease or acquire, any additional property or assets and has not sold, transferred, disposed, mortgaged, pledged, charged, leased or otherwise encumbered, or agreed to sell, transfer, dispose of, mortgage, pledge, charge, lease or otherwise encumber, any of its property or assets other than those acquired by it or sold, disposed of or encumbered by it in the course of its normal and ordinary day to day business;

(k)	the Purchaser has not waived or surrendered any right of
substantial value and has not made any gift of money or of any of its property or assets;


(l)	the Purchaser has carried on its business in the
	normal course;

(m)	the Purchaser does not have outstanding any continuing
contractual obligations whatsoever relating to or affecting the conduct of its business or any of its property or assets or for the purchase, sale or leasing of any property other than those contracts entered into by it in the course of its normal and ordinary day to day business;

(n)	other than previously disclosed by the Purchaser to the
Company and the Vendors, there are no management contracts or consulting contracts to which the Purchaser is a party or by which it is bound, no amount is payable or has been agreed to be paid by the Purchaser to any person as remuneration, pension, bonus, share of profits or other similar benefit, and no director, officer or member, or former director, officer or member, of the Purchaser, nor any associate or affiliate of any such person, has any claims of any nature against, or is indebted to the Purchaser;

(o)	the Purchaser is not in default under or in breach of, or
would, after notice or lapse of time or both, be in default under or in breach of, and neither this Agreement nor the consummation of the transactions contemplated hereby will conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of the Purchaser under its constating documents, any contract, agreement, indenture or other instrument to which it is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority, and all such contracts, agreements, indentures, or other instruments are in good standing and the Purchaser is entitled to all benefits thereunder;

(p)	there are no actions, suits proceedings or investigations
pending to the knowledge of the Purchaser, threatened against or affecting the Purchaser, at law or in equity, before or by any court, administrative agency or other tribunal or any governmental authority, other than as previously disclosed to the Vendor;

(q)	the Purchaser has good and marketable title or leasehold
title to all of its properties and assets shown or reflected in the Financial Statements of the Purchaser and such properties and assets are free and clear of any liens, charges or encumbrances;

(r)	the Financial Statements of the Purchaser are true and
correct in every material respect, were prepared in accordance with generally accepted accounting principles and fairly reflect the business, property, assets and financial position of the Purchaser as at the date of the Financial Statements of the Purchaser and the results of its operations for the period then ended and there are no liabilities of the Purchaser, contingent or otherwise, not reflected in the Financial Statements of the Purchaser;

(s)	the Purchaser does not beneficially own, directly or
indirectly, shares of any other corporate entity or any interest in a partnership, joint venture or other business entity;


(t)	there are no contractual obligations of the Purchaser
considered onerous by the Purchaser which have not been disclosed to the Vendors and the Purchaser has no information or knowledge of facts pertaining to the Purchaser which, if known to the Company, might reasonably be expected to deter the Company from completing the transactions contemplated hereby;

(u)	that no change will occur in the constating documents or
Articles of the Purchaser from the date hereof to the Closing Date;
and

(v)	the Purchaser is not a "reporting issuer" within the
meaning of the Securities Act (1933) and the Purchaser is up-to-date and in good standing with respect to all filings required to be made with the Regulatory Authorities.

3.2		Covenants of the Purchaser

The Purchaser covenants and agrees with the Vendors that:

(a)	the Purchaser will forthwith use its best efforts to
obtain the necessary approvals of the Regulatory Authorities of the terms of this Agreement;

(b)	the Purchaser will, both before and after the Closing Date,
execute and do all such further deeds, things and assurances as may be required in the reasonable opinion of the Vendor's counsel for more perfectly consummating the transactions contemplated herein; and

(c)	if required by the Regulatory Authorities or considered
necessary or appropriate by the Purchaser's Counsel, the Purchaser will forthwith take steps to convene either an annual general meeting or an extraordinary general meeting of its shareholders at the earliest opportunity and shall use its best efforts to obtain the approval by the shareholders of the terms of this Agreement.

(d)	the Purchaser will work with the Vendors as a management
group to further the business objectives of the Company and to further the development of the Technology.

3.3		Negative Covenants

The Purchaser further covenants and agrees with the Vendors and the Company that it will not, prior to the Closing Date, except with the prior written consent of the Company;

(a)	make or assume any commitment, obligation or liability
which is outside of the usual and ordinary course of the business of the Purchaser and for the purpose of carrying on the same, but the Purchaser will operate its properties and carry on its business as heretofore and will maintain all of its properties, rights and assets in good order and repair;

(b)	declare or pay any dividends on its common shares or make
any other distributions or appropriations of profits or capital;

(c)	create or assume any indebtedness or guarantee the
obligations of any third party; or



(d)	sell or otherwise in any way alienate or dispose of any
of its assets other than in the ordinary course of business.

	ARTICLE 4

	PURCHASE AND SALE

4.1		Purchase and Sale

Based upon the representations, warranties and covenants of the parties herein contained and subject to the conditions herein contained, the Purchaser hereby purchases and the Vendors hereby sell the Purchased Shares and all right, title and interest of the Vendors in and to the Purchased Shares.

4.2		Consideration

In consideration of the purchase and sale herein contemplated and in complete satisfaction of the purchase price for the Purchased Shares the Purchaser shall:

(a)	allot and issue to the Vendors FOURTEEN MILLION SEVEN
HUNDRED AND TWENTY FOUR THOUSAND ONE HUNDRED (14,724,100) fully paid and non-assessable common shares of the Purchaser
(the "Payment Shares") at a deemed value of $0.25 per share, or $3,681,025 for the 100% interest, to be paid and transferred to the Vendors in accordance with the terms hereof and the restrictions as may be imposed by the regulatory authorities and the terms of the Voluntary Pooling Agreement attached hereto as Schedule B and forms a part hereof.

(b)	allot for issuance that number of shares as will equal
the number of shares to be converted into common shares of the Company upon the conversion of the outstanding Convertible Debentures issued by the Company entitling the holders thereof to convert the debt obligation secured thereby into common shares of the Company.

(c)	the Purchaser further agrees to pay all of the costs
associated with this purchase and sale and specifically to pay the legal costs to be incurred by either the Company or Vendors or on their behalf.

4.3		Hold Conditions

The Vendors acknowledge and agree that some or all of the Payment Shares to be received by them may be subject to minimum holding periods, such shares to be "Free Trading" only upon the expiry of such minimum holding periods as may be imposed by the Regulatory Authorities or such other holding periods as are stipulated by the terms of such collateral agreements as are or may be entered into by the parties hereto.

	ARTICLE 5
	CONDITIONS

5.1		Purchaser's Conditions

The obligations of the Purchaser to complete the transactions contemplated hereby are subject to the following conditions (which are for the exclusive benefit of the Purchaser) having been satisfied or expressly waived in writing by the Purchaser:

(a)	prior to the Closing Date the Purchaser shall not have
become aware of any breach of any of the warranties and representations of the Company or the Vendors set forth in
Article 2 hereof;

(b)	all of the covenants and agreements of the Company and
the Vendors to be observed or performed on or before the Closing
Date pursuant to the terms hereof shall have been duly observed or performed;

(c)	such documents in form and content necessary to transfer
ownership of the Purchased Shares from the Vendors to the Purchaser as Purchaser's counsel considers appropriate shall have been delivered by the Vendors to the Purchaser; and

5.2		Vendor's Conditions

The obligations of the Vendor to complete the transactions contemplated hereby are subject to the following conditions (which are for the exclusive benefit of the Vendor) having been satisfied or expressly waived in writing by the Vendor:

(a)	the authorized capital of the Purchaser consists of
100,000,000 Common shares of which 2,600,000 have been validly allotted and issued and are outstanding as fully paid and non-assessable;

(b)	that this Agreement and all documents prepared in
connection with this Agreement have been duly executed and authorized and are valid and binding on the Purchaser in accordance with their terms;

(c)	that the Purchaser's Common Shares to be issued to the
Vendors have been issued to the Vendors in accordance with all applicable provisions of the State of Nevada Domestic and Foreign Corporation Laws and the constating documents of the Purchaser and that such shares are fully paid and non-assessable and as to all other legal matters pertaining to the Purchaser and the transactions contemplated hereby as the Vendors' counsel may reasonably require;

(d)	all consents, approvals and authorizations of the
Regulatory Authorities required in connection with the transactions herein contemplated have been obtained and are in full force;

(e)	prior to or on the Closing Date the Vendors shall not
have become aware of any breach of any of the warranties and representations of the Purchaser set forth in Article 3.1;


(f)	all of the covenants and agreements of the Purchaser to
be observed or performed on or before the Closing Date pursuant to the terms hereof shall have been duly observed or performed.

(g)	the Purchaser has delivered to the Vendors on the Closing
Date all of the documents set forth in Clause 6.2(b);

(h)	the transactions contemplated by this Agreement shall have
been approved by the Exchange on conditions reasonably acceptable to the Vendors.

5.3		Mutual Obligations

The obligations of the parties to complete the transactions contemplated hereby are subject to the following conditions having been satisfied or expressly waived in writing by all parties:

(a)	the Purchaser shall have obtained on or before the
Closing Date, the approval of the shareholders of the Purchaser, and of the Exchange of this Agreement and the allotment and issuance of the Payment Shares to the Vendors pursuant to the provisions hereof; and

(b)	the Purchaser shall have obtained on or before the
Closing Date the approval of the Commission in respect of allotment and issuance of the Payment Shares to the Vendors to the extent that such share issuances are not specifically exempted under the Securities Act;

	ARTICLE 6

	CLOSING
6.1		Closing Date

The completion of the transactions contemplated hereby
(the "Closing") shall occur on the Closing Date, which shall take place ten (10) calendar days following the day upon which all of the approvals and determinations required to be obtained pursuant to this Agreement have been obtained by the Purchaser, or such earlier date that the Purchaser and the Vendors may agree.

6.2		Deliveries on Closing

On the Closing Date:

(a)	the Vendors shall deliver to the Purchaser:

i)	a copy of the resolution of the Directors of the
Company approving the transfer to the Purchaser by the Vendors of the Shares;


ii)	all books, records and accounts of the Company and
any other information necessary for the Purchaser to operate and manage the business of the Company and the assets presently owned by the Company.

(b)	the Purchaser shall deliver to the Vendors:

i)	a letter from the Purchaser's Registrar and Transfer
Agent confirming the issuance of the Payment Shares to or on behalf of the Vendors in the proportions set forth in Schedule "A" hereto;

ii)	a copy of a letter from the Exchange approving the
terms of this Agreement;

iii)	the approval of the Commission in respect of the
allotment and issuance of the Payment Shares to the extent that such share issuances are not specifically exempted under the Securities Act;


	ARTICLE 7

	PUBLICITY

7.1		Publicity

The Purchaser Agrees that it shall make no public announcements or disseminate any information to any party with respect to this transaction except as may be required by the rules and policies of the Exchange and applicable securities legislation of any governmental agency having jurisdiction. The Purchaser agrees to give the Vendors forty-eight (48) hours notice prior to making any public announcements or disseminating any information which notice shall include the information which the Purchaser proposes to release.


	ARTICLE 8

	MISCELLANEOUS

8.1		Survival

All of the representations, warranties, covenants and agreements of the Vendors, the Purchaser and the Company shall survive the Closing Date.

8.2		Indemnity


The Vendors shall indemnify and save the Purchaser harmless from any loss or damage sustained by the Purchaser arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition of the Vendors contained herein and the same rights shall apply to the Vendors against the Purchaser mutatis mutandis.

8.3		Examination

The Vendors or their agents shall have the right during the period from the date hereof to the Closing Date to verify or cause to be verified the representations and warranties set out herein and to examine all books, documents, records, accounts and files of the Purchaser. The Purchaser or its agent shall have the right during the period from the date hereof to the Closing Date to verify or cause to be verified the representations and warranties set out herein and to examine all books, documents, records, accounts and files of the Company. Any such examination by either the Vendors or the Purchaser shall not prejudice any claim for breach of any such representations and warranties.

8.4		Notice

Any notice, document or communication required or permitted to be given hereunder shall be in writing at the following addresses, or such other addresses as the parties may specify in writing:

To the Purchaser:			Landstar, Inc.
5505 N. Indian Trail		or      605 -700 Robson St.
Tucson, Arizona  85750	           	Vancouver, BC V6B 5J3

Attention: Mr. Robyn Durling

To the Company and the Vendors:

At the address of the Company set forth on the face page hereof.

and to:		each vendor at the address set forth in
		Schedule "A" hereto.


Notices shall be effective if delivered personally to either the Purchaser, the Company or the Vendors or if mailed, shall be deemed to have been received ten (10) days after deposit in a post office in Canada or in the United States of America. If there should be at the time of mailing or between the time of mailing and actual receipt thereof, a mail strike, slowdown or other labour dispute which may affect the delivery of such notice by mail, then such notice shall only be effective if actually delivered.

8.5		Time

Time shall be of the essence hereof.

8.6		Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior contracts, agreements and understandings between the parties. There are no representations warranties, collateral agreements or conditions affecting this transaction other than as are expressed or referred to herein in writing.



8.7		Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the Province of British Columbia.

8.8		Enurement

This Agreement shall enure to the benefit of and be binding upon the respective heirs, successors and assigns of the parties hereto.

8.9		Schedules

The schedules attached to this Agreement are incorporated by reference as fully as though contained in the body hereof. Wherever any term or conditions, expressed or implied, in such schedules conflicts or is at variance with any term or conditions of this Agreement, the terms or conditions of this Agreement shall prevail.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first set forth above.

THE COMMON SEAL OF 		)
LANDSTAR, INC. 			)
was hereunto affixed in the	)
presence of:			)
					)
/s/ Robyn Durling			)
------------------            )		C/S
Authorized Signatory         	)


THE COMMON SEAL OF 		)
REBOUND RUBBER CORP.		)
was hereunto affixed in the 	)
presence of:			)
					)
/s/ Glenn Rozon			)	/s/ Michael Pinch
---------------               )	-----------------
Authorized Signatory		)	Witness
					)
/s/ D. Elroy Fimrite		)
--------------------          )
Authorized Signatory		)


SIGNED ON BEHALF OF THE SHAREHOLDERS AS LISTED IN
SCHEDULE "A" HEREIN ATTACHED:

SIGNED, SEALED AND DELIVERED	)
by D. ELROY FIMRITE		)
in the presence of:		)
					)
/s/ Michael Pinch			)	/s/ D. Elroy Fimrite
--------------                )       --------------------
Name					)	D. ELROY FIMRITE
					)
					)
1337 Rudlin Street		)
Victoria, British Columbia	)
-------------------------     )
Address				)
                              )
					)
Chartered Accountant		)
--------------------          )
Occupation				)


SIGNED, SEALED AND DELIVERED	)
by DR. F. KUI LIM LU		)
in the presence of:		)
					)	/s/ Kui Lim Lu
              			)	------------------
Name					)	DR. F. KUI LIM LU
                              )
Address				)
                              )
					)
                              )
Occupation				)


SIGNED, SEALED AND DELIVERED	)
by GLENN ROZON			)
in the presence of:		)
					)
/s/ Michael C. Pinch 		)
--------------------- 		)
Name					)	 /s/ Glenn Rozon
					)	----------------
1337 Rudlin Street		)	GLENN ROZON
Victoria, British Columbia	)
---------------------------   )
Address				)
                              )
					)
Chartered Accountant		)
--------------------          )
Occupation				)



	SCHEDULE "A"

	SHAREHOLDERS OF REBOUND RUBBER CORP.


Name of Shareholder	No. of Shares   Signature of Shareholder

						/s/ D.Elroy Fimrite
Kentucky Financial Inc.	5,000,100	-----------------------
						Authorized Signatory
						/s/Kui Lim Lu
Kui Lim Lu			2,087,000	-----------------------
						/s/D. Elroy Fimrite
Elroy Fimrite		2,000,000	-----------------------
						/s/Susan Lu
Susan Lu			1,000,000	-----------------------
						/s/Michael Pinch
Michael Pinch		606,000	-----------------------
						/s/Ken A. Mowers
Ken A. Mowers		600,000	-----------------------
						/s/ D.ELROY FIMRITE
Kentucky Financial Inc.	600,000	-----------------------
						/s/Thomas Mark
Thomas Mark			310,000	-----------------------
						/s/Kennie Chee
Kennie Chee			300,000	-----------------------
						/s/D. Elroy Fimrite
Great Wall Trading Ltd.	300,000	-----------------------
						/s/JAn Fikkert
S.J.H. Corporate Services 240,000	-----------------------
					Authorized Signatory
						/s/Harold Epp
Harold Epp			200,000	-----------------------
						/s/Glenn Rozon
Glenn Rozon			164,000	-----------------------
						/s/Carolyn Jefkins
Carolyn Jefkins		120,000	-----------------------
						/s/ James Ong
James Ong			100,000	-----------------------
						/s/David Wasmuth
David Wasmuth, RRSP	100,000	-----------------------
						/s/Glenn Rozon
Midland Walwyn Capital Inc. 65,000	-----------------------
ITF Glenn Rozon RRSP			Authorized Signatory
						/s/Lynda Rozon
Midland Walwyn Capital Inc.65,000	-----------------------
ITF Lynda Rozon RRSP			Authorized Signatory
						/s/ Glenn Rozon
A. T. L. Holdings Ltd.	50,000	-----------------------
Authorized Signatory

Name of Shareholder	No. of Shares   Signature of Shareholder
						/s/Paquita Dybuncio
Paquita DyBuncio		50,000	-----------------------
						/s/Enrique Dybuncio
Enrique DyBuncio		50,000	-----------------------
						/s/John Lum
J. Lum			50,000	-----------------------
						/s/Marilyn Chan
Marilyn Chan		40,000	-----------------------
						/s/Andrew O.Choy
Andrew O. Choy		32,000	-----------------------
						/s/Dr. Fung
Dr. Fung			30,000	-----------------------
						/s/Zhou Bing
Zhou Bing			30,000	-----------------------
						/s/Peter Kwong
Peter Kwong			30,000	-----------------------
						/s/Charle Leung
Charle Leung		30,000	-----------------------
						/s/George Yap
George Yap			30,000	-----------------------
						/s/Pamela Chung
Pamela Chung		20,000	-----------------------
						/s/Kevin Kwong
Kevin Kwong			20,000	-----------------------
						/s/Albert T.L.Choy
Albert T.L. Choy		20,000	-----------------------
						/s/ David Mark
David Mark			20,000	-----------------------
						/s/Maria Theresa Yap
Maria Theresa Yap		20,000	-----------------------
						/s/ Miranda Yap
Miranda Yap			20,000	-----------------------
						/s/ Thomas Choy
Thomas Choy			18,000	-----------------------
						/s/Myron O'Byrne
Myron O'Byrne		14,000	-----------------------
						/s/ Rebecca Chan
Rebecca Y. Chan		10,000	-----------------------
						/s/Dick Chow
Dick Chow			10,000	-----------------------
						/s/Olivia L. Choy
Olivia L. Choy		10,000	-----------------------
						/s/ Siu Lan Kwong
Siu Lan Kwong		10,000	-----------------------
						/s/ Enrie Yap
Enrie Yap			10,000	-----------------------


Name of Shareholder	No. of Shares   Signature of Shareholder
						/s/ Xue Ying Li
Xue Ying Li			7,000		-----------------------
						/s/Chi Wai Chow
Chi Wai Chow		6,000		-----------------------
						/s/ Joyce Mark
Joyce Mark			6,000		-----------------------